Exhibit 99.1

FOR IMMEDIATE RELEASE

Digirad and Red Oak Partners Agree to Further Strengthen Digirad’s
Commitment to Governance Best Practices

POWAY, CA – June 29, 2012 – Digirad Corporation (NASDAQ: DRAD) today announced that, in consultation with Red Oak Partners LLC, the general partner of Red Oak Fund LP, one of its significant stockholders, it will take additional steps to strengthen its commitment to governance best practices. More specifically, Digirad’s Board of Directors will continue its existing moratorium on grants of restricted stock units to directors, employees and consultants through at least Digirad’s 2013 Annual Meeting of Stockholders. The Board will also enhance its existing non-employee director stock ownership policy to increase the amount of stock that each non-employee director must own in order to continue his or her service on the Board. Digirad will also provide stockholders with an opportunity to express their views on its non-employee director compensation program through an advisory (non-binding) “say-on-pay” vote at the 2013 Annual Meeting. Finally, in an effort to better manage dilution associated with Digirad’s equity compensation programs, the Board has agreed to limit, from June 1, 2012 through at least the 2013 Annual Meeting, grants of stock options to an aggregate of no more than 1.5% of Digirad’s common stock outstanding as of June 1, 2012 (excluding any inducement or one-time grants to new employees).

“These changes demonstrate our commitment to continually enhancing our corporate governance,” said R. King Nelson, Digirad’s chairman. “We thank our stockholders, and David Sandberg of Red Oak Partners, LLC in particular, for their constructive input on ways in which we can further our efforts to be accountable to stockholders. We look forward to continuing to work to build value for all stockholders.”

“We appreciate Digirad’s corporate governance changes,” said David Sandberg, managing member of Red Oak Partners, LLC, the general partner of Red Oak Fund LP, one of Digirad’s significant stockholders. “These measures ensure direct alignment between the interests of directors and management with those of other stockholders and increase stockholder value, which we fully support. We will be voting in favor of the re-election of Digirad’s current directors at the upcoming annual meeting.”

These and other matters are further described in an agreement between the Digriad and Red Oak Partners pursuant to which, among other things, Red Oak Partners has agreed to vote its shares of common stock in favor of Digrad’s slate of directors at Digrad’s 2012 Annual Meeting of Stockholders and agreed to certain “standstill” provisions. That agreement will be filed by Digirad with the Securities and Exchange Commission.

About Digirad

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our actions to enhance our corporate governance practices, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers’ business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact

Matt Clawson
Allen & Caron
949-474-4300

Company Contact

Todd Clyde
Chief Executive Officer
858-726-1600